Sun Communities, Inc. Prices Public Offering of $75 Million of
7.125% Series A Cumulative Redeemable Preferred Stock

FOR FURTHER INFORMATION AT THE COMPANY:
Karen J. Dearing
Chief Financial Officer
(248) 208-2500
Southfield, MI, November 6, 2012 - Sun Communities, Inc. (NYSE: SUI) (the “Company”) today announced that it has priced an underwritten registered public offering of 3,000,000 shares of its 7.125% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”) at $25.00 per share. In addition, the Company has granted the underwriters a 30-day option to purchase an additional 450,000 shares of the Series A Preferred Stock on the same terms and conditions. The offering is expected to close on November 14, 2012, subject to the satisfaction or waiver of customary closing conditions. Distributions on the Series A Preferred Stock will be paid quarterly in arrears on or about January 15, April 15, July 15 and October 15 of each year, commencing January 15, 2013, at a rate per annum of 7.125% of the liquidation value of $25.00 per share (equivalent to $1.78125 per share per annum).
The Company has applied to list the Series A Preferred Stock on the New York Stock Exchange under the symbol “SUI-PrA”, subject to official notice of issuance. The Company expects that trading will commence within 30 days after initial delivery of the Series A Preferred Stock.
Citigroup and BofA Merrill Lynch are acting as joint book-running managers for the offering. BMO Capital Markets and Janney Montgomery Scott are acting as co-managers for the offering.
Net proceeds of the offering, after deducting the underwriting discount and estimated offering expenses, are expected to be approximately $72.1 million, or approximately $83.0 million if the underwriters' option to purchase additional shares is exercised in full. The Company intends to use up to $55.3 million of the net proceeds of the offering to fund the purchase price of four manufactured home communities located in Michigan that it has agreed to acquire, as previously disclosed, which, subject to the satisfaction of closing contingencies, is scheduled to close by November 15, 2012. The Company intends to use the remaining net proceeds of the offering for financing activities, to fund possible future acquisitions of properties and for working capital and general corporate purposes.
The offering is being made pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission. The offering will be made only by means of a prospectus supplement and accompanying prospectus, copies of which may be obtained by contacting Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (telephone: 800-831-9146) or BofA Merrill Lynch, 222 Broadway, 7th Floor, New York, NY 10038, Attention:  Prospectus Department (or via e-mail: dg.prospectus_requests@baml.com). You may also get these documents free by visiting EDGAR on the Securities Exchange Commission website at www.sec.gov.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration under the securities laws of any such state or jurisdiction.
Sun Communities, Inc. is a real estate investment trust (REIT) that currently owns and operates a portfolio of 165 communities comprising approximately 57,700 developed sites.

Forward Looking Statements

This press release contains various “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. Forward-looking statements can be identified by words such as “will,” “may,” “could,” "expect,” “anticipate,” “believes,” "intends,” “should,” “plans,” “estimates,” “approximate”, “guidance” and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters.

These forward-looking statements reflect the Company's current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties, and other factors, some of which are beyond our control. These risks, uncertainties, and other factors may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include national, regional and local economic climates, the ability to maintain rental rates and occupancy levels, competitive market forces, changes in market rates of interest, the ability of manufactured home buyers to obtain financing, the level of repossessions by manufactured home lenders and those risks and uncertainties referenced under the headings entitled “Risk Factors” contained in our Form 10-K for the year ended December 31, 2011, and the Company's other periodic filings with the Securities and Exchange Commission.

The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward- looking statements made herein to reflect changes in the Company's assumptions, expectations of future events, or trends.